Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contact:

Warren Kneeshaw

Phone: 1-858-658-4813

e-mail: ir@qualcomm.com

Qualcomm Announces First Quarter Fiscal 2013 Results

Revenues $6.0 Billion

GAAP EPS $1.09, Non-GAAP EPS $1.26

— Record Quarterly Revenues and Non-GAAP EPS; Raising Fiscal 2013 Guidance —

SAN DIEGO — January 30, 2013 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the first quarter of fiscal 2013 ended December 30, 2012.

“We are pleased to report record quarterly revenues, Non-GAAP EPS and MSM chip shipments, driven by the growing global demand for smartphones and our industry-leading portfolio of 3G/LTE chipsets,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Our broad licensing partnerships and extensive chipset roadmap, including our recently announced best-in-class Qualcomm Snapdragon 800 and 600 processors, position us well for strong growth, and we are pleased to be raising our revenue and earnings guidance for fiscal 2013.”

First Quarter Results (GAAP)

•	Revenues: [1] $6.02 billion, up 29 percent year-over-year (y-o-y) and 24 percent sequentially.

•	Operating income: [1] $2.09 billion, up 35 percent y-o-y and 69 percent sequentially.

•	Net income: [2] $1.91 billion, up 36 percent y-o-y and 50 percent sequentially.

•	Diluted earnings per share: [2] $1.09, up 35 percent y-o-y and 49 percent sequentially.

•	Effective tax rate: [1] 18 percent for the quarter.

•	Operating cash flow: $1.98 billion, up 11 percent y-o-y; 33 percent of revenues.

[1]	Throughout this news release, fiscal 2012 results for FLO TV are presented as discontinued operations. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates are from continuing operations (i.e., before adjustments for noncontrolling interests and, for fiscal 2012, discontinued operations), unless otherwise stated.
[2]	Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests and discontinued operations), unless otherwise stated.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 2 of 16

•	Return of capital to stockholders: $678 million, including $428 million, or $0.25 per share, of cash dividends paid, and $250 million through repurchases of 4.3 million shares of common stock.

Non-GAAP First Quarter Results

Non-GAAP results exclude the QSI segment, certain share-based compensation, certain acquisition-related items and certain tax items.

•	Revenues: $6.02 billion, up 29 percent y-o-y and 24 percent sequentially.

•	Operating income: $2.45 billion, up 31 percent y-o-y and 52 percent sequentially.

•	Net income: $2.20 billion, up 32 percent y-o-y and 42 percent sequentially.

•

Diluted earnings per share: $1.26, up 30 percent y-o-y and 42 percent sequentially. Excludes $0.01 loss per share attributable to QSI, $0.12 loss per share attributable to certain share-based compensation and $0.04 loss per share attributable to certain acquisition-related items.

•	Effective tax rate: 18 percent for the quarter.

•	Free cash flow (defined as net cash from operating activities less capital expenditures): $1.85 billion, up 24 percent y-o-y; 31 percent of revenues.

Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included within this news release.

First Quarter Key Business Metrics

•	MSMTM chip shipments: 182 million units, up 17 percent y-o-y and 29 percent sequentially.

•	September quarter total reported device sales: approximately $53.3 billion, up 29 percent y-o-y and 15 percent sequentially.

¡	September quarter estimated 3G/4G device shipments: approximately 233 to 237 million units, at an estimated average selling price of approximately $224 to $230 per unit.

Cash and Marketable Securities

Our cash, cash equivalents and marketable securities totaled $28.4 billion at the end of the first quarter of fiscal 2013, compared to $22.0 billion a year ago and $26.8 billion at the end of the fourth quarter of fiscal 2012. On January 15, 2013, we announced a cash dividend of $0.25 per share payable on March 27, 2013 to stockholders of record as of March 8, 2013.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 3 of 16

Research and Development

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	GAAP

First quarter fiscal 2013	$949	$1	$156	$1,106
As % of revenues	16%			18%
First quarter fiscal 2012	$746	$1	$126	$873
As % of revenues	16%			19%
Year-over-year change ($)	27%	N/M	24%	27%

N/M - Not Meaningful

Non-GAAP research and development (R&D) expenses increased 27 percent y-o-y primarily due to an increase in costs related to the development of CDMA-based 3G, OFDMA-based 4G LTE and other technologies for integrated circuit and related software products and to expand our intellectual property portfolio.

Selling, General and Administrative

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP

First quarter fiscal 2013	$468	$7	$105	$7	$587
As % of revenues	8%				10%
First quarter fiscal 2012	$381	$12	$101	$9	$503
As % of revenues	8%				11%
Year-over-year change ($)	23%	N/M	4%	N/M	17%

N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 23 percent y-o-y primarily due to increases in employee-related expenses and costs relating to legal matters.

Effective Income Tax Rates

In the first quarter of fiscal 2013, the effective income tax rates for GAAP and Non-GAAP were both 18 percent. Starting in the second quarter of fiscal 2013, our fiscal 2013 annual effective income tax rates are estimated to be approximately 16 percent for GAAP and

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 4 of 16

approximately 17 to 18 percent for Non-GAAP, which include the recent retroactive extension of the federal R&D tax credit. The R&D tax credit benefit related to fiscal 2012 that will be recorded in the second quarter of fiscal 2013 will be excluded from Non-GAAP results.

QSI Segment

QSI makes strategic investments, many of which are in early-stage companies, and holds wireless spectrum. GAAP results for the first quarter of fiscal 2013 included $0.01 loss per share for QSI.

Business Outlook

The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 5 of 16

Qualcomm’s Business Outlook Summary
SECOND FISCAL QUARTER
			Q2 FY12 Results (1)	Current Guidance Q2 FY13 Estimates
Revenues			$4.94B	$5.8B - $6.3B
Year-over-year change				increase 17% - 27%
Non-GAAP Diluted earnings per share (EPS)			$1.01	$1.10 - $1.18
Year-over-year change				increase 9% - 17%
Diluted EPS attributable to QSI			$0.41	$0.00
Diluted EPS attributable to share-based compensation			($0.11)	($0.12)
Diluted EPS attributable to acquisition-related items			($0.03)	($0.04)
Diluted EPS attributable to tax items (2)			N/A	$0.04
GAAP Diluted EPS			$1.28	$0.98 - $1.06
Year-over-year change				decrease 17% - 23%
Metrics
MSM chip shipments			152M	163M - 173M
Year-over-year change				increase 7% - 14%
Total reported device sales (3)			approx. $51.7B*	approx. $57.5B -$62.5B*
Year-over-year change				increase 11% - 21%
*Est.sales in December quarter, reported in March quarter

FISCAL YEAR
		FY 2012 Results (1)	Prior Guidance FY 2013 Estimates	Current Guidance FY 2013 Estimates
Revenues		$19.12B	$23.0B - $24.0B	$23.4B - $24.4B
Year-over-year change			increase 20% - 26%	increase 22% - 28%
Non-GAAP Diluted EPS		$3.71	$4.12 - $4.32	$4.25 - $4.45
Year-over-year change			increase 11% - 16%	increase 15% - 20%
Diluted EPS attributable to QSI		$0.40	($0.04)	($0.02)
Diluted EPS attributable to share-based compensation		($0.47)	($0.53)	($0.51)
Diluted EPS attributable to acquisition-related items		($0.14)	($0.15)	($0.15)
Diluted EPS attributable to tax items (2)		$0.01	N/A	$0.04
GAAP Diluted EPS		$3.51	$3.40 - $3.60	$3.61 - $3.81
Year-over-year change			decrease 3% - increase 3%	increase 3% - 9%
Metrics
Est. fiscal year* 3G/4G device average selling price range (3)		approx. $216 - $222	approx. $214 - $226	approx. $214 - $226
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (3)
	Prior Guidance Calendar 2012 Estimates	Current Guidance Calendar 2012 Estimates	Prior Guidance Calendar 2013 Estimates	Current Guidance Calendar 2013 Estimates
Est. 3G/4G device shipments
March quarter	approx. 206M - 211M	approx. 206M - 211M	not provided	not provided
June quarter	approx. 210M -214M	approx. 210M - 214M	not provided	not provided
September quarter	not provided	approx. 233M - 237M	not provided	not provided
December quarter	not provided	not provided	not provided	not provided
Est. calendar year range (approx.)	880M - 930M	915M - 940M	1,000M - 1,070M	1,000M - 1,070M
Est. calendar year midpoint (approx.) (4)	905M	928M	1,035M	1,035M

(1)	Q2 FY12 and FY 2012 results for QSI and GAAP included $0.44 EPS related to a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum, which was recognized in discontinued operations and was excluded from Non-GAAP results.
(2)	In the second quarter of fiscal 2013, we expect to record a tax benefit as a result of the retroactive extension of the federal R&D tax credit related to fiscal 2012 of approximately $0.04 per share, which will be excluded from Non-GAAP results.
(3)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and multimode CDMA/OFDMA subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.
(4)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 6 of 16

Results of Business Segments

The following table reconciles our Non-GAAP results to our GAAP results (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition- Related Items (2)	Tax Items	GAAP
Q1 - FISCAL 2013
Revenues	$4,120	$1,757	$146	($5)	$6,018	$-	$-	$-	$-	$6,018
Change from prior year	34%	22%	(4%)	N/M	29%					29%
Change from prior quarter	32%	12%	(9%)	N/M	24%					24%
Operating income (loss)					$2,447	($8)	($281)	($70)	$-	$2,088
Change from prior year					31%	38%	(14%)	(17%)		35%
Change from prior quarter					52%	(100%)	1%	21%		69%
EBT	$1,068	$1,532	($3)	$98	$2,695	($17)	($281)	($70)	$-	$2,327
Change from prior year	45%	21%	N/M	78%	31%	50%	(14%)	(17%)		35%
Change from prior quarter	120%	12%	N/M	51%	40%	19%	1%	21%		52%
EBT as % of revenues	26%	87%	N/M	N/M	45%					39%
Net income (loss)					$2,204	($12)	($219)	($67)	$-	$1,906
Change from prior year					32%	45%	(13%)	(22%)	N/A	36%
Change from prior quarter					42%	N/M	1%	14%	N/M	50%
Diluted EPS					$1.26	($0.01)	($0.12)	($0.04)	$-	$1.09
Change from prior year					30%	0%	(9%)	(33%)	N/A	35%
Change from prior quarter					42%	N/M	8%	0%	N/M	49%
Diluted shares used					1,751	1,751	1,751	1,751	1,751	1,751
Q4 - FISCAL 2012
Revenues	$3,129	$1,572	$161	$9	$4,871	$-	$-	$-	$-	$4,871
Operating income (loss)					1,612	(4)	(284)	(89)	-	1,235
EBT	$486	$1,370	($1)	$65	1,920	(21)	(284)	(89)	-	1,526
Discontinued operations, net of tax					-	23	-	-	-	23
Net income (loss)					1,547	14	(222)	(78)	10	1,271
Diluted EPS					$0.89	$0.01	($0.13)	($0.04)	$0.01	$0.73
Diluted shares used					1,745	1,745	1,745	1,745	1,745	1,745
Q2 - FISCAL 2012
Revenues	$3,059	$1,723	$159	$2	$4,943	$-	$-	$-	$-	$4,943
Operating income (loss)					1,900	(89)	(240)	(57)	-	1,514
EBT	$599	$1,540	($10)	$1	2,130	(99)	(240)	(57)	-	1,734
Discontinued operations, net of tax					-	761	-	-	-	761
Net income (loss)					1,759	707	(184)	(52)	-	2,230
Diluted EPS					$1.01	$0.41	($0.11)	($0.03)	$-	$1.28
Diluted shares used					1,743	1,743	1,743	1,743	1,743	1,743
Q1 - FISCAL 2012
Revenues	$3,085	$1,440	$152	$4	$4,681	$-	$-	$-	$-	$4,681
Operating income (loss)					1,871	(13)	(247)	(60)	-	1,551
EBT	$739	$1,267	$1	$55	2,062	(34)	(247)	(60)	-	1,721
Discontinued operations, net of tax					-	(5)	-	-	-	(5)
Net income (loss)					1,672	(22)	(194)	(55)	-	1,401
Diluted EPS					$0.97	($0.01)	($0.11)	($0.03)	$-	$0.81
Diluted shares used					1,721	1,721	1,721	1,721	1,721	1,721
12 MONTHS - FISCAL 2012
Revenues	$12,141	$6,327	$633	$20	$19,121	$-	$-	$-	$-	$19,121
Operating income (loss)					7,100	(116)	(1,035)	(267)	-	5,682
EBT	$2,296	$5,585	($15)	$168	8,034	(170)	(1,035)	(267)	-	6,562
Discontinued operations, net of tax					-	777	(1)	-	-	776
Net income (loss)					6,463	690	(811)	(243)	10	6,109
Diluted EPS					$3.71	$0.40	($0.47)	($0.14)	$0.01	$3.51
Diluted shares used					1,741	1,741	1,741	1,741	1,741	1,741

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain costs of equipment and services revenues, research and development expenses, sales and marketing expenses, other operating expenses and certain investment income or losses and interest expense that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
(2)	At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

N/M	– Not Meaningful
N/A	– Not Applicable
Sums	may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 7 of 16

Conference Call

Qualcomm’s first quarter fiscal 2013 earnings conference call will be broadcast live on January 30, 2013, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and GAAP reconciliation information, as well as the other material financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone for 30 days shortly following the live call. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056, and international callers may dial (404) 537-3406. Callers should use reservation number 85067601.

Note Regarding Use of Non-GAAP Financial Measures

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT, QTL and QWI segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company: revenues, cost of revenues, R&D expenses, SG&A expenses, other operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 8 of 16

Non-GAAP financial measures applicable to the Company and its business segments. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making.

Non-GAAP information used by management excludes QSI, certain share-based compensation, certain acquisition-related items and certain tax items.

•

QSI is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•

Share-based compensation expense primarily relates to restricted stock units and stock options. Certain share-based compensation is excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core business. Further, the fair values of share-based awards are affected by factors that are variable on each grant date, which may include the Company’s stock price, stock market volatility, expected award life, risk-free interest rates and expected dividend payouts in future years.

•

Acquisition-related items relate to amortization and impairment charges of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, starting with acquisitions completed in the fourth quarter of fiscal 2012, the Company began excluding expenses related to the termination of contract(s) that limit the use of the acquired intellectual property. These certain acquisition-related items are excluded and are not allocated to the Company’s segments because management views such expenses as unrelated to the operating activities of the Company’s ongoing core business. In addition, these charges are impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses.

•

Certain tax items that were recorded in each fiscal year presented, but that were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 9 of 16

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance and to compare its operating performance with other companies in the industry.

About Qualcomm

Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding the Company’s broad licensing partnerships and extensive chipset roadmap positioning it for strong growth; the Company’s business outlook; estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, effective income tax rates, MSM chip shipments, total reported device sales, 3G/4G device average selling price ranges and 3G/4G device shipment ranges and midpoints; and the treatment of the tax credit benefit resulting from the retroactive extension of the federal R&D tax credit. Forward-looking statements are generally identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with the commercial deployment of our technologies and our customers’ and licensees’ sales of equipment, products and services based on these technologies;

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 10 of 16

competition; our dependence on a small number of customers and licensees; attacks on our licensing business model, including current and future legal proceedings and actions of governmental or quasi-governmental bodies; our dependence on third-party suppliers, including the potential impact of supply constraints; the enforcement and protection of our intellectual property rights; claims by third parties that we infringe their intellectual property; global economic conditions that impact the communications industry and the potential impact on demand for our products and our customers’ and licensees’ products; our stock price and earnings volatility; strategic transactions and investments; the commercial success of our QMT division’s display technology; foreign currency fluctuations; and failures, defects or errors in our products and services or in the products of our customers and licensees. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2012 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###

Qualcomm, Snapdragon and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 11 of 16

Qualcomm Incorporated

Supplemental Information for the Three Months Ended December 30, 2012

(Unaudited)

	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items (a)	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$2,154	$-	$20	$63	$2,237

R&D	949	1	156	-	1,106

SG&A	468	7	105	7	587

Operating income (loss)	2,447	(8)	(281)	(70)	2,088

Investment income (loss), net	$248 (b)	$(9) (c)	$-	$-	$239

Tax rate	18%	12%	22%	4%	18%

Net income (loss)	$2,204	$(12)	$(219)	$(67)	$1,906

Diluted earnings (loss) per share (EPS)	$1.26	$(0.01)	$(0.12)	$(0.04)	$1.09

Operating cash flow	$2,046	$(10)	$(61)	$-	$1,975

Operating cash flow as % of revenues	34%	N/A	N/A	N/A	33%

Free cash flow (d)	$1,853	$(22)	$(61)	$-	$1,770

Free cash flow as % of revenues	31%	N/A	N/A	N/A	29%

(a)	Included amortization and impairment charges of certain intangible assets, expense associated with the termination of a contract of an acquiree and the recognition of the step-up of inventories to fair value.
(b)	Included $164 million in interest and dividend income and $91 million in net realized gains on investments, partially offset by $4 million in other-than-temporary losses on investments, $2 million in interest expense and $1 million in losses on derivatives.
(c)	Included $6 million in other-than-temporary losses on investments, $6 million in interest expense and $3 million in equity in losses of investees, partially offset by $5 million in net realized gains on investments and $1 million in interest and dividend income.
(d)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended December 30, 2012 included herein.

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 12 of 16

Qualcomm Incorporated

Reconciliation of Non-GAAP Free Cash Flows to

Net Cash Provided by Operating Activities (GAAP)

and Other Supplemental Disclosures

(In millions)

(Unaudited)

	Three Months Ended December 30, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$2,046	$(10)	$(61	)(a)	$1,975
Less: capital expenditures	(193)	(12)	—		(205)

Free cash flow	$1,853	$(22)	$(61)		$1,770

Revenues	$6,018	$—	$—		$6,018
Free cash flow as % of revenues	31%	N/A	N/A		29%

Other supplemental cash disclosures:
Cash transfers from QSI (b)	$7	$(7)	$—		$—
Cash transfers to QSI (c)	(103)	103	—		—

Net cash transfers	$(96)	$96	$—		$—

	Three Months Ended December 25, 2011
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$1,850	$(48)	$(23	)(a)	$1,779
Less: capital expenditures	(359)	—	—		(359)

Free cash flow	$1,491	$(48)	$(23)		$1,420

(a)	Incremental tax benefits from share-based compensation during the period.
(b)	Primarily cash from sale of equity securities and other investments.
(c)	Primarily funding for strategic debt and equity investments, other investing activities and QSI operating and capital expenditures.

N/A - Not Applicable

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 13 of 16

Qualcomm Incorporated

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates (a)

(in millions)

(Unaudited)

	Three Months Ended December 30, 2012
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP Results
Income (loss) from continuing operations before income taxes	$2,695	$(17)	$(281)	$(70)	$2,327
Income tax (expense) benefit	(491)	2	62	3	(424)

Income (loss) from continuing operations	$2,204	$(15)	$(219)	$(67)	$1,903

Tax rate	18%	12%	22%	4%	18%

(a)	At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 14 of 16

Qualcomm Incorporated

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

	December 30, 2012	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$4,293	$3,807
Marketable securities	8,982	8,567
Accounts receivable, net	1,647	1,459
Inventories	1,277	1,030
Deferred tax assets	309	309
Other current assets	595	473

Total current assets	17,103	15,645
Marketable securities	15,096	14,463
Deferred tax assets	1,327	1,412
Assets held for sale	1,037	1,109
Property, plant and equipment, net	2,874	2,851
Goodwill	3,929	3,917
Other intangible assets, net	2,826	2,938
Other assets	649	677

Total assets	$44,841	$43,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,657	$1,298
Payroll and other benefits related liabilities	618	664
Unearned revenues	733	545
Liabilities held for sale	524	1,072
Other current liabilities	1,473	1,723

Total current liabilities	5,005	5,302
Unearned revenues	3,516	3,739
Liabilities held for sale	526	—
Other liabilities	440	426

Total liabilities	9,487	9,467

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,716 and 1,706 shares issued and outstanding, respectively	—	—
Paid-in capital	12,282	11,956
Retained earnings	22,172	20,701
Accumulated other comprehensive income	880	866

Total Qualcomm stockholders’ equity	35,334	33,523
Noncontrolling interests	20	22

Total stockholders’ equity	35,354	33,545

Total liabilities and stockholders’ equity	$44,841	$43,012

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 15 of 16

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended
	December 30, 2012	December 25, 2011

Revenues:
Equipment and services	$4,199	$3,167
Licensing	1,819	1,514

Total revenues	6,018	4,681

Operating expenses:
Cost of equipment and services revenues	2,237	1,754
Research and development	1,106	873
Selling, general and administrative	587	503

Total operating expenses	3,930	3,130

Operating income	2,088	1,551

Investment income, net	239	170

Income from continuing operations before income taxes	2,327	1,721
Income tax expense	(424)	(321)

Income from continuing operations	1,903	1,400
Discontinued operations, net of income taxes	—	(5)

Net income	1,903	1,395
Net loss attributable to noncontrolling interests	3	6

Net income attributable to Qualcomm	$1,906	$1,401

Basic earnings per share attributable to Qualcomm:
Continuing operations	$1.12	$0.83
Discontinued operations	—	—

Net income	$1.12	$0.83

Diluted earnings per share attributable to Qualcomm:
Continuing operations	$1.09	$0.81
Discontinued operations	—	—

Net income	$1.09	$0.81

Shares used in per share calculations:
Basic	1,709	1,684

Diluted	1,751	1,721

Dividends per share announced	$0.250	$0.215

Qualcomm Announces First Quarter of Fiscal 2013 Results	Page 16 of 16

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	December 30, 2012	December 25, 2011
Operating Activities:
Net income	$1,903	$1,395
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241	208
Revenues related to non-monetary exchanges	(31)	(31)
Income tax provision in excess of income tax payments	195	118
Non-cash portion of share-based compensation expense	283	247
Incremental tax benefit from share-based compensation	(61)	(23)
Net realized gains on marketable securities and other investments	(96)	(44)
Losses (gains) on derivative instruments	1	(45)
Net impairment losses on marketable securities and other investments	10	20
Other items, net	28	6
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(185)	(38)
Inventories	(247)	50
Other assets	(51)	(24)
Trade accounts payable	376	26
Payroll, benefits and other liabilities	(387)	(43)
Unearned revenues	(4)	(43)

Net cash provided by operating activities	1,975	1,779

Investing Activities:
Capital expenditures	(205)	(359)
Purchases of available-for-sale securities	(3,289)	(2,027)
Proceeds from sale of available-for-sale securities	2,226	1,603
Purchases of trading securities	(970)	(1,137)
Proceeds from sale of trading securities	1,024	148
Acquisitions and other investments, net of cash acquired	(39)	(300)
Other items, net	26	4

Net cash used by investing activities	(1,227)	(2,068)

Financing Activities:
Proceeds from issuance of common stock	340	228
Incremental tax benefit from share-based compensation	61	23
Repurchases and retirements of common stock	(250)	(99)
Dividends paid	(428)	(362)
Change in obligation under securities lending	3	20
Other items, net	(1)	(1)

Net cash used by financing activities	(275)	(191)

Changes in cash and cash equivalents held for sale	13	—

Effect of exchange rate changes on cash and cash equivalents	—	(18)

Net increase (decrease) in cash and cash equivalents	486	(498)
Cash and cash equivalents at beginning of period	3,807	5,462

Cash and cash equivalents at end of period	$4,293	$4,964